                                                                       EXHIBIT 5

                       [O'MELVENY & MYERS LLP LETTERHEAD]

August 20, 2003

VIA EDGAR

American States Water Company
630 East Foothill Boulevard
San Dimas, CA 91773


            RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as special counsel to American States Water Company, a California corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to an aggregate of 625,000 shares of Common Shares of the Company, no par value per share (the "Shares") and Associated Rights to Purchase Junior Participating Preferred Stock (the "Rights", and together with the Common Shares, the "Securities") to be issued pursuant to the American States Water Company 2000 Stock Incentive Plan, as amended and the 2003 Non-Employee Directors Stock Plan (collectively, the "Plans").

      We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

      On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company, and when issued in accordance with such authorization and in accordance with the terms of the Plans, and the countersigning of any certificates representing the Common Shares by a duly authorized signatory of the registrar for the Company's Shares, or the book-entry of the Common Shares by the transfer agent for the Company's Common Shares in the name of The Depository Trust Company, or its nominee, the Securities will be validly issued, fully paid and non-assessable.

O'MELVENY & MYERS LLP
August 20, 2003 - Page 2


      We consent to your filing of this opinion as an exhibit to the Registration Statement.

      This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.

                                                Respectfully submitted,

                                                /s/ O'MELVENY & MYERS LLP